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                                                                    EXHIBIT 23.3

          RYDER SCOTT COMPANY
[RS LOGO] -------------------
          PETROLEUM CONSULTANTS                               FAX (715) 651-0849

1100 LOUISIANA   SUITE 3800   HOUSTON, TEXAS 77002-5218  TELEPHONE(713) 651-9191



                      CONSENT OF RYDER SCOTT COMPANY, L.P.

      We consent to the incorporation by reference of our reports relating to the proved oil gas reserves of Mariner Energy, Inc. (the "Company") and to the information derived from such reports in the Form S-8 registration statement and any amendments thereto filed by the Company.

                                                    /S/Ryder Scott Company, L.P.

                                                       RYDER SCOTT COMPANY, L.P.


Houston Texas
March 2, 2006